 If filing more than one

For period ending   April 30, 2010    Exhibit 770

File number 811-7540

FORM 10f-3
FUND: Global High Income Fund Inc.
Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc.
1. Issuer:  Majapahit Holdings BV 7 3/4% due 1/20/2020
2. Date of Purchase: 10/30/2009 3.  Date offering commenced: 10/30/2009
4. Underwriters from whom purchased:  Barclays Capital
5. "Affiliated Underwriter" managing or participating in syndicate: UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $74,364,000 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $1,239,400,000
8. Purchase price (net of fees and expenses): $99.152
9. Initial public offering price:  $99.152
10. Commission, spread or profit:  N/A
11.  Have the following conditions been satisfied?
YES
NO
a. The securities sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b.    The securities are sold to person reasonably believed to be "qualified investment buyers" ("QIBs").
c.    The securities are reasonably believed to be eligible for resale to other QIBs.
d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering was terminated.
X

X

X

X

e.   The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
f.    The underwriting was firm commitment underwriting.
g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
i.    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercised investment discretion did not exceed 25% of the principal amount of the offering
j.     No Affiliated Underwriter benefited directly or indirectly from the purchase.
X

X

X

X

X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/David O. Michael   Date:   12/21/2009
Print Name: David O. Michael

For period ending   April 30, 2010    Exhibit 770

File number 811-7540

FORM 10f-3
FUND: Global High Income Fund Inc.
Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc.
1. Issuer:  Power Sector Asset & LI 7.39% due 12/02/2024
2. Date of Purchase: 11/23/2009 3.  Date offering commenced: 11/23/2009
4. Underwriters from whom purchased:  Morgan Stanley & Co. Inc.
5. "Affiliated Underwriter" managing or participating in syndicate: UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $30,000,000 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $1,179,014,000
8. Purchase price (net of fees and expenses): $100.00
9. Initial public offering price:  $100.00
10. Commission, spread or profit:  N/A
11.  Have the following conditions been satisfied?
YES
NO
a. The securities sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b.    The securities are sold to person reasonably believed to be "qualified investment buyers" ("QIBs").
c.    The securities are reasonably believed to be eligible for resale to other QIBs.
d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering was terminated.
X

X

X

X

e.   The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
f.    The underwriting was firm commitment underwriting.
g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
i.    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercised investment discretion did not exceed 25% of the principal amount of the offering
j.     No Affiliated Underwriter benefited directly or indirectly from the purchase.
X

X

X

X

X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/David O. Michael   Date:   12/22/2009
Print Name: David O. Michael